UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 11, 2010 (February 8, 2010)

CHINA TRANSINFO TECHNOLOGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-34134	87-0616524
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

9th Floor, Vision Building,
No. 39 Xueyuanlu, Haidian District,
Beijing, China 100191
 (Address of Principal Executive Offices)

(86) 10-51691999
Registrant’s Telephone Number, Including Area Code:

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
ITEM 7.01. REGULATION FD DISCLOSURE.

On February 8, 2010, China TransInfo Technology Corp., a Nevada corporation (the "Company") issued a press release announcing its unaudited preliminary results for the year ended December 31, 2009. A copy of the press release is hereby furnished as Exhibits 99.1 and incorporated herein by reference.

This press release contains non-GAAP financial measures for net income for fiscal year 2009 that exclude amortizations of intangible assets from acquisitions and non-cash share-based compensation. Management of the Company expects that the Non-GAAP net income for fiscal year 2009 will be between $13.3 million and $13.5 million, excluding amortizations of intangible assets from acquisitions and non-cash share-based compensation. The GAAP net income for fiscal year 2009 is expected to be between $12.8 million and $13.0 million. Management of the Company believes that these non-GAAP financial measures are useful to investors because they exclude amortizations of intangible assets from acquisitions and non-cash share-based compensation that the Company excludes when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, and performance measurement. As a result, non-GAAP financial measures allow investors to evaluate the Company’s performance using the same methodology and information as that used by the Company management.

The preliminary results included in the press release and this Current Report on Form 8-K have not been completely reviewed by the Company’s auditors and are therefore subject to changes.

The information contained in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press release dated February 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China TransInfo Technology Corp.

Date: February 11, 2010

/s/ Shudong Xia
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated February 8, 2010